Exhibit 99.1

BTC Digital Ltd. Announces Exercise of Over-Allotment Option in Public Offering

SINGAPORE, DECEMBER 12, 2024 (GLOBE NEWSWIRE) -- BTC Digital Ltd. (NASDAQ: BTCT) (the “Company”), a blockchain technology company, today announced that the underwriter of its previously announced public offering of common stock has exercised its option to purchase an additional 228,853 Ordinary Shares at the public offering price of $8.00 per share, resulting in additional gross proceeds of approximately $1.8 million. After giving effect to the exercise of the over-allotment option, the total number of Ordinary Shares sold by the Company in the public offering increased to 1,108,853 shares and gross proceeds increased to approximately $8.8 million, before deducting underwriting fees and other estimated offering expenses payable by the Company. The exercise of the over-allotment option is expected to close on December 12, 2024, subject to customary closing conditions.

Aegis Capital Corp. acted as the sole book-running manager for the offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-283367) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on December 5, 2024. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering is on file with the SEC and available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BTC Digital Ltd.

BTC Digital Ltd.is a blockchain technology company, with a long-term strategy to create value across the metaverse, blockchain and cryptocurrency mining industry. The Company is committed to developing blockchain related businesses in North America, including cryptocurrency mining, mining farm construction, mining pool and data center operation, and miner accessories business.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For more information, please visit: https://btct.investorroom.com/